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                                                                    Exhibit 99.4


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                              MOBIFON HOLDINGS B.V.
                 SERIES A 12.50% SENIOR NOTES DUE JULY 31, 2010

     This form or one substantially equivalent hereto must be used to accept the offer to exchange (the "Registered Exchange Offer") of MobiFon Holdings B.V., incorporated in the Netherlands, (the "Company") made pursuant to the Prospectus, dated August , 2003 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for outstanding Series A 12.50% Senior Notes due July 31, 2003, (the "Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Bank of Nova Scotia Trust Company of New York (the "Exchange Agent") prior to 5:00 P.M., New York City time, on September , 2003, the expiration date (the "Expiration Date") of the Registered Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Notes pursuant to the Registered Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.


 DELIVERY TO: THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, EXCHANGE AGENT


                                         By mail, overnight delivery or hand:
                                         One Liberty Plaza
                                         23rd Floor
                                         New York, NY 10006
                                         Attention: Patricia Keane

                                         By Facsimile:
                                         (212) 225-5436

                                         Confirm by telephone:
                                         (212) 225-5427

     Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.


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Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Notes set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Procedures for tendering the old notes--Guaranteed delivery" section of the Prospectus.


Principal Amount of Notes Tendered:

$_____________________________________

Certificate Nos. (if available)

________________________________________________________________________________

________________________________________________________________________________

If Notes will be delivered by book-entry transfer to The Depository Trust Company, provide account number.

The Depository Trust Company Account No.:_______________________________________

________________________________________________________________________________
Name(s) of Record Holder(s):

________________________________________________________________________________

________________________________________________________________________________
                             (PLEASE PRINT OR TYPE)

Address(es):

________________________________________________________________________________

________________________________________________________________________________
Area Code and Telephone Number(s):

________________________________________________________________________________

________________________________________________________________________________
Signature(s):

________________________________________________________________________________

________________________________________________________________________________

Dated:_________________________


                  THE ACCOMPANYING GUARANTEE MUST BE COMPLETED


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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Notes, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

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Name of Firm:_____________________________   ___________________________________
                                                    (AUTHORIZED SIGNATURE)

Address: _________________________________    Name: ____________________________
                                                     (PLEASE TYPE OR PRINT)

__________________________________________    Title: ___________________________

Area Code and
Telephone Number: ________________________    Date: ____________________________

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